UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2013

OCONEE FEDERAL FINANCIAL CORP.
(Exact name of Registrant as specified in its charter)

Federal (State or Other Jurisdiction of Incorporation)	001-35033 (Commission File Number)	32-0330122 (I.R.S. Employer Identification No.)

201 East North Second Street, Seneca, South Carolina 29678
 (Address of principal executive offices)

(864) 882-2765
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2013, Oconee Federal Savings and Loan Association (the “Association”), a wholly-owned subsidiary of Oconee Federal Financial Corp., adopted an Endorsement Split- Dollar Life Insurance Plan (“Split Dollar Plan”), effective July 1, 2013, which provides the beneficiary of each of Curtis T. Evatt, Nancy M. Carter, and a number of other employees, with life insurance benefits.  If the covered employee dies while employed by the Bank, Mr. Evatt and Ms. Carter’s beneficiary, respectively, will receive a payment equal to $250,000 and $150,000, respectively.  The covered employee’s beneficiary will not be entitled to any benefit under the Split Dollar Plan if the covered employee is not employed with the Bank at the time of his or her death.

The foregoing description of the Split Dollar Plan is qualified in its entirety by reference to the copy of the form of such agreement that is included as Exhibit 10.1 to this Current Report and incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.                       Description

10.1                                   Form of Endorsement Split-Dollar Life Insurance Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCONEE FEDERAL FINANCIAL CORP.
Date: June 28, 2013	By:	/s/ C. T. Evatt
Curtis T. Evatt
Executive Vice President and Chief Financial Officer
(Duly Authorized Representative)